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                                                                 Exhibit 1(c)(v)

                            SCHEDULE OF COMMISSIONS
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                         SCHEDULE OF SALES COMMISSIONS
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                             Selling Broker-Dealers
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                    Commissions are 3% of all premiums paid.


                 Writing Agents of Chubb Securities Corporation
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                  Commissions are  2  % of all premiums paid.
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                District Mangers of Chubb Securities Corporation
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                  Commissions are  1  % of all premiums paid.
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